EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

   This Agreement is made and effective this 15th day of October 2009 by Delta Entertainment Group, Inc. , a Florida corporation, with its principal place of business at 7359 Ballantrae Ct. Boca Raton, FL 33496 ("DELTA"), and Michelle Tucker, whose address is 7359 Ballantrae Ct. Boca Raton, FL 33496 ("Tucker")

      WHEREAS, DELTA wishes to retain Tucker, and Tucker wishes to be retained in such capacity and perform certain services for DELTA, to promote the interests of the business;

      NOW THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

         1. The above recitals are true and correct and incorporated herein by reference.

         2. DELTA hereby retains Tucker as President and Tucker hereby accepts such engagement, under the conditions and requirements specified herein, as an employee of DELTA, with such duties and responsibilities as may reasonably be assigned pursuant to this Agreement.

         3. Tucker's principal duties shall include such responsibilities as may be reasonably designated by DELTA's Board of Directors to enhance and promote the Business.

         4. Tucker shall work commencing from the signing of this agreement at compensation of $ 3,000 per month with DELTA providing suitable working conditions.

         5. Tucker acknowledges that this Employment Agreement is "at will," and the parties agree that this agreement may be terminated by either party upon two
(2) months written notice if "without cause" (for any reason whatsoever). DELTA shall also have the right to terminate this agreement "for cause." For purposes of this agreement, "cause" shall include the inability of Tucker, through sickness, absence or other incapacity, to perform the duties required under this agreement for a period in excess of one (1) month; the refusal of Tucker to follow the directions of DELTA board of directors or executive officers; dishonesty; theft; or conviction of a crime.

         6. Tucker acknowledges that he will have access to significant Confidential and Propriety Information of DELTA including client and vendor names, DELTA talent development services and techniques, and any information, formula, pattern, compilation, program, device, method, technique, or process that: (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and
(b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Tucker further acknowledges that all such Confidential and Propriety Information is of unique and great value to DELTA, and is essential to

DELTA preservation of its Business and goodwill. Accordingly, Tucker agrees that all such Confidential and Propriety Information will be acquired under circumstances giving rise to a duty to maintain its secrecy or limit its use, and that Tucker will not misappropriate, or otherwise disclose (directly or indirectly) to any third party without the written permission of DELTA, any such Confidential and Propriety Information. In the event Tucker is required to make disclosure pursuant to any state or federal law or pursuant to proper court or similar governmental order, Tucker shall provide DELTA with at least twenty (20) days' prior written notice of such required disclosure so that DELTA may take such actions, as it may deem necessary or appropriate. This provision shall survive termination of this agreement for a period of one (1) year.

         7. Tucker further agrees that any and all products, designs, talent development techniques, art works and work product of any nature whatsoever developed by Tucker or anyone at DELTA, whether or not during working hours and which has or may have applicability to any aspect of DELTA's Business, as determined by DELTA in its sole discretion (collectively "Work Product"), shall be the sole and exclusive property of DELTA, and Tucker hereby irrevocably conveys to DELTA all of Tucker's right, title and interest in and to all Work Product which may be developed during his employ by DELTA.

         8. Time is of the essence of this agreement. This agreement is made in the State of Florida and shall be governed by Florida law. This is the entire agreement between the parties and may not be modified or amended except by a written document signed by the party against whom enforcement is sought. This agreement may be signed in more than one counterpart (including by facsimile), in which case each counterpart shall constitute an original of this agreement. Any paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this agreement. Wherever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine or neuter as the context requires. The provisions of this agreement shall be deemed severable, in whole or in part. Any dispute arising out of or relating to this agreement will be resolved in the courts of Broward County, Florida, and the prevailing party shall be entitled to reasonable costs and attorney's fees. This agreement is a personal services contract and may not be assigned by Tucker without the prior written consent of DELTA.

         9. Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of an employee of DELTA.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Delta Entertainment Group, Inc.                      Michelle Tucker


/s/ Leonard Tucker                                   /s/ Michelle Tucker
------------------                                   -------------------
By: Leonard Tucker                                   By: Michelle Tucker
    President